EXHIBIT 10.1


                           LOAN AND SECURITY AGREEMENT

                  THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement") made this 26th day of April, 2001 by and between LASALLE BUSINESS CREDIT, INC., a Delaware corporation ("Lender"), 135 South LaSalle Street, Chicago, Illinois 60603-4105, and THE SINGING MACHINE COMPANY, INC., a Delaware corporation ("Borrower") 6601 Lyons Road, Suite A-7, Coconut Creek, Florida 33073.

                                   WITNESSETH:

                  WHEREAS, Borrower may, from time to time, request Loans from Lender, and the parties wish to provide for the terms and conditions upon which such Loans, if made by Lender, shall be made;

                  NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

                  1.       DEFINITIONS.

                  (a) "Account", "Account Debtor", "Chattel Paper", "Documents", "Equipment", "General Intangibles", "Goods", "Instruments", "Inventory", and "Investment Property" shall have the respective meanings assigned to such terms, as of the date of this Agreement, in the Illinois Uniform Commercial Code.

                  (b) "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Borrower, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of Borrower, or
(iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by Borrower.

                  (c) "Collateral" shall mean all of the property of Borrower described in paragraph 4 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Liabilities.

                  (d) "Eligible Account" shall mean an Account owing to Borrower which is acceptable to Lender in its sole discretion determined in good faith for lending purposes. Without limiting Lender's discretion, Lender shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

                      (i) it is genuine and in all respects what it purports to
                  be;

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                      (ii) it is owned by Borrower, Borrower has the right to
                  subject it to a security interest in favor of Lender or assign it to Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                      (iii) it arises from (A) the performance of services by
                  Borrower in the ordinary course of Borrower's business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by Borrower in the ordinary course of Borrower's business, and such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to the Account Debtor, such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account, and Borrower has possession of, or Borrower has delivered to Lender (at Lender's request) shipping and delivery receipts evidencing delivery of such Goods;

                      (iv) it is evidenced by an invoice rendered to the Account
                  Debtor thereunder, is due and payable within the lesser of sixty (60) days after the due date or one hundred twenty (120) days past the invoice date thereof; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid the lesser of sixty (60) days after the respective due dates thereof or one hundred twenty (120) days past the invoice date thereof, then all Accounts owing by that Account Debtor shall be deemed ineligible;

                      (v) it is a valid, legally enforceable and unconditional
                  obligation of the Account Debtor thereunder, and it shall not be an Eligible Account to the extent of any setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or if it is subject to any claim by such Account Debtor denying liability thereunder in whole or in part;

                      (vi) it does not arise out of a contract or order which
                  fails in any material respect to comply with the requirements of applicable law;

                      (vii) the Account Debtor thereunder is not a director,
                  officer, employee or agent of Borrower, or a Subsidiary, Parent or Affiliate;

                      (viii) it is not an Account with respect to which the
                  Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable state or local law, as applicable;

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                      (ix) it is not an Account with respect to which the
                  Account Debtor is located in a state which requires Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state; or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) Borrower has taken one of the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by Borrower at its election; or (z) Borrower has proven, to Lender's satisfaction, that it is exempt from any such requirements under any such state's laws;

                      (x) the Account Debtor is located within the United States of America;

                      (xi) it is not an Account with respect to which the
                  Account Debtor's obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

                      (xii) it is not an Account (A) with respect to which any
                  representation or warranty contained in this Agreement is untrue; or (B) which violates any of the covenants of Borrower contained in this Agreement;

                      (xiii) it is not an Account which, when added to a
                  particular Account Debtor's other indebtedness to Borrower, exceeds a credit limit determined by Lender in its sole discretion determined in good faith for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this subparagraph 1(d)(xiii) shall be Eligible Accounts to the extent of such credit limit), provided that Lender shall give Borrower written notice of any such credit limit, provided further that, without limitation of the foregoing, Lender acknowledges that no such credit limit exists for Best Buy or Toys R Us as of the date hereof; and

                      (xiv) it is not an Account with respect to which the
                  prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Lender in its sole discretion determined in good faith.

                  (e) "Eligible Inventory" shall mean Inventory of Borrower which is acceptable to Lender in its sole discretion determined in good faith for lending purposes. Without limiting Lender's discretion, Lender shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

                      (i) it is owned by Borrower, Borrower has the right to
                  subject it to a security interest in favor of Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

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                      (ii) it is located on one of the premises listed on
                  Exhibit B (or other locations of which Lender has been advised in writing pursuant to subparagraph 10(c) hereof) and is not in transit;

                      (iii) if held for sale or lease or furnishing under
                  contracts of service, it is (except as Lender may otherwise consent in writing) new and unused and free from defects which would, in Lender's sole determination determined in good faith, affect its market value;

                      (iv) it is not stored with a bailee, consignee,
                  warehouseman, processor or similar party unless Lender has given its prior written approval and Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as Lender shall require;

                      (v) Lender has determined in good faith, in accordance
                  with Lender's customary business practices, that it is not unacceptable due to age, type, category or quantity; and

                      (vi) it is not Inventory (A) with respect to which any of
                  the representations and warranties contained in this Agreement are untrue; or (B) which violates any of the covenants of Borrower contained in this Agreement.

                  (f) "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business or facilities owned or operated by Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  (g) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

                  (h) "Event of Default" shall have the meaning specified in paragraph 12 hereof.

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                      (i) "Hazardous Materials" shall mean any hazardous, toxic
                  or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

                  (j) "Indemnified Party" shall have the meaning specified in paragraph 14 hereof.

                  (k) "Letter of Credit" shall mean any letter of credit issued on behalf of Borrower in accordance with this Agreement.

                  (l) "Liabilities" shall mean any and all obligations, liabilities and indebtedness of Borrower under this Agreement and the Other Agreements to Lender or to any parent, affiliate or subsidiary of Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

                  (m) "Loans" shall mean all loans and advances made by Lender to or on behalf of Borrower hereunder.

                  (n) "Loan Limit" shall have the meaning specified in paragraph
(1) of Exhibit A.

                  (o) "Lock Box" and "Lock Box Account" shall have the meanings specified in paragraph 7 hereof.

                  (p) "Maximum Loan Limit" shall have the meaning specified in paragraph (1) of Exhibit A.

                  (q) "Obligor" shall mean Borrower and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

                  (r) "Original Term" shall have the meaning specified in paragraph 9 hereof.

                  (s) "Other Agreements" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security

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agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

                  (t) "Parent" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of Borrower and, if Borrower is a partnership, the general partner of Borrower.

                  (u) "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder or amounts which are being contested in good faith and by appropriate proceedings and for which Borrower has maintained adequate reserves; (ii) liens or security interests in favor of Lender; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business; (iv) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to the Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (v) involuntary liens securing amounts less than $100,000.00 and which are released or for which a bond acceptable to Lender in its sole discretion has been posted within ten (10) days of its creation, and (vi) liens specifically permitted by Lender in writing.

                  (v) "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

                  (w) "Renewal Term" shall have the meaning specified in paragraph 9 hereof.

                  (x) "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower or any partnership of which Borrower is a general partner.

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                  (y) "Tangible Net Worth" shall have the meaning specified in subparagraph 11(o) hereof.

                  2. LOANS. Subject to the terms and conditions of this Agreement (including Exhibit A) and the Other Agreements, during the Original Term and any Renewal Term, Lender shall, absent the occurrence of an Event of Default, make such Loans to Borrower as Borrower shall from time to time request. The aggregate unpaid principal balance of all Liabilities outstanding under this Agreement at any one time shall not exceed the lesser of the Loan Limit and the Maximum Loan Limit and shall bear interest at the rates set forth in Exhibit A. ALL LIABILITIES SHALL BE REPAID BY BORROWER UPON DEMAND BY LENDER. Prior to Lender making such demand, Liabilities shall be repaid as provided elsewhere in this Agreement. If at any time the outstanding Liabilities exceeds the Maximum Loan Limit or the Loan Limit, or any portion of the Liabilities exceed any applicable sublimit set forth in Exhibit A, Borrower shall immediately, and without the necessity of a demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Liabilities to eliminate such excess. Borrower hereby authorizes Lender, in its sole discretion, to charge any of Borrower's accounts or advance Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement. All Loans shall, in Lender's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to Lender. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Lender.

                  3. FEES AND CHARGES. Borrower shall pay to Lender, in addition to all other amounts payable hereunder, the fees and charges set forth in Exhibit A. It is the intent of the parties that the rate of interest and the other charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

                  4. GRANT OF SECURITY INTEREST TO LENDER. As security for the payment of all Loans now or in the future made by Lender to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns to Lender and grants to Lender a continuing security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, security interests, security

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deposits and rights to indemnification); (c) all Inventory (whether or not
Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment (other than tooling located in Hong Kong), vehicles and fixtures; (e) all Investment Property; (f) all bank accounts, deposits and cash;
(g) any other property of Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (h) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

                  5. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Borrower shall, at Lender's request, at any time and from time to time, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things as Lender may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender's security interest in the Collateral. Borrower further agrees, upon the occurrence of an Event of Default, that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

                  6. POSSESSION OF COLLATERAL AND RELATED MATTERS. Until the commencement of a foreclosure or liquidation to realize upon the Collateral, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business, to (a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose; and (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower, provided that a sale of Inventory to a creditor of Borrower resulting in a valid Account owing to Borrower by such creditor shall not constitute a transfer or sale in satisfaction, partial, or complete, of a debt owed by Borrower.

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                  7. COLLECTIONS.

                  (a) Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box in Borrower's name (the "Lock Box") designated by, and under the exclusive control of, Lender, at a financial institution acceptable to Lender. Borrower shall establish an account (the "Lock Box Account") in Lender's name with a financial institution acceptable to Lender, into which all payments received in the Lock Box shall be deposited, and into which Borrower will immediately deposit all payments received by Borrower for Inventory or services in the identical form in which such payments were received, whether by cash or check. If Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. The financial institution with which the Lock Box Account is established shall acknowledge and agree, in a manner satisfactory to Lender, that the amounts on deposit in such Lock Box Account are the sole and exclusive property of Lender, that such financial institution has no right to setoff against the Lock Box Account or against any other account maintained by such financial institution into which the contents of the Lock Box Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds to Lender in a manner satisfactory to Lender, funds deposited in the Lock Box Account on a daily basis as such funds are collected. Borrower agrees that all payments made to such Lock Box Account or otherwise received by Lender, whether in respect of the Accounts or as proceeds of other Collateral or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be applied on account of the Liabilities in accordance with the terms of this Agreement. Borrower agrees to pay all fees, costs and expenses in connection with opening and maintaining the Lock Box Account. All of such fees, costs and expenses if not paid by Borrower, may be paid by Lender and in such event all amounts paid by Lender shall constitute Liabilities hereunder, shall be payable to Lender by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral shall be endorsed by Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this paragraph, Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; and (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited, and open and process all mail addressed to Borrower and deposited therein.

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                  (b) Lender may, at any time and from time to time after the occurrence of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower's Accounts or other amounts owed to Borrower by suit or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower or other amount owed to Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (v) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to Borrower; and (vi) do all other acts and things which are necessary, in Lender's sole discretion determined in good faith, to fulfill Borrower's obligations under this Agreement and to allow Lender to collect the Accounts or other amounts owed to Borrower. In addition to any other provision hereof, Lender may at any time, after the occurrence of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

                  (c) For purposes of calculating interest, Lender shall, within two (2) business days after receipt by Lender at its office in Chicago, Illinois of (i) checks and (ii) cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Liabilities in such order as Lender shall determine in its sole discretion. For purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Lender shall determine in its sole discretion, on the day of receipt, subject to actual collection.

                  (d) Lender, in its sole discretion determined in good faith, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Lender in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Lender shall constitute Liabilities, payable by Borrower to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                  (e) Promptly upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Chattel Paper, Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

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                  8. SCHEDULES AND REPORTS.

                  (a) Within ten (10) days after the close of each calendar month, and at such other times as may be requested by Lender from time to time hereafter, Borrower shall deliver to Lender (i) a schedule identifying each Account and which Accounts constitute Eligible Accounts together with copies of the invoices when requested by Lender (with evidence of shipment attached) pertaining to each such Account, for the month (or other applicable period) immediately preceding; and (ii) such additional schedules, certificates, reports and information with respect to the Collateral as Lender may from time to time require. Lender, through its officers, employees or agents, shall have the right, at any time and from time to time in Lender's name, in the name of a nominee of Lender or in Borrower's name, to verify the validity, amount or any other matter relating to any of Borrower's Accounts, by mail, telephone, telegraph or otherwise, provided, that prior to the occurrence of an Event of Default, Lender shall conduct such verification in the name of a nominee of Lender or in Borrower's name. All costs, fees and expenses incurred by Lender in this regard shall constitute Liabilities, payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                  (b) Without limiting the generality of the foregoing, Borrower shall deliver to Lender, at least once a month (or more frequently when requested by Lender), a report with respect to Borrower's Inventory. Borrower shall immediately notify Lender of any event causing loss or depreciation in value of Borrower's Inventory (other than normal depreciation occurring in the ordinary course of business) and which exceeds $50,000.00.

                  (c) All schedules, certificates, reports and other items delivered by Borrower to Lender hereunder shall be executed by an authorized representative of Borrower and shall be in such form and contain such information as Lender shall specify.

                  9. TERMINATION. This Agreement shall be in effect from the date hereof until April 26, 2004 (the "Original Term") and shall automatically renew itself from year to year thereafter (each such one-year renewal being referred to herein as a "Renewal Term") unless (a) Lender makes demand for repayment prior to the end of the Original Term or the then current Renewal Term; (b) the due date of the Liabilities is accelerated pursuant to paragraph 13 hereof; or (c) Borrower elects to terminate this Agreement at the end of the Original Term or at the end of any Renewal Term by giving Lender written notice of such election at least ninety (90) days prior to the end of the Original Term or the then current Renewal Term and by paying all of the Liabilities in full on the last day of such term. Absent the occurrence of an Event of Default, Lender will give at least ninety (90) days notice of its intention to demand the Loans prior to the end of the Original Term or any Renewal Term. If one or more of the events specified in clauses (a), (b) and (c) occurs, then (i) Lender shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, Borrower shall deliver to Lender a release, in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower, and if Borrower is obtaining new financing from another lender, Borrower shall deliver such lender's indemnification of Lender, in form and substance satisfactory to Lender, for checks which Lender has credited to Borrower's account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to Borrower's account. If, during the term of this Agreement, Borrower prepays all of the Liabilities from any source other than income from the ordinary course operations of Borrower's business and this Agreement is terminated, Borrower agrees to pay to Lender as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to (i) three percent (3%) of the Maximum Loan Limit if such prepayment occurs two (2) years or more prior to the end of the Original Term, (ii) two percent (2%) of the Maximum Loan Limit if such prepayment occurs less than two (2) years, but at least one (1) year prior to the end of the Original Term, or (iii) one percent (1%) of the Maximum Loan Limit if such prepayment occurs less than one (1) year prior to the end of the Original Term or any then current Renewal Term, provided, that Borrower shall not be required to pay such prepayment fee if the Liabilities are prepaid by Borrower in response to the Lender's demand for repayment of the Loans, before the occurrence of an Event of Default or if the Liabilities are refinanced with an affiliate of Lender after the first anniversary of the date of this Agreement.

                  10. REPRESENTATIONS, WARRANTIES AND COVENANTS.
Borrower hereby represents, warrants and covenants that:

                  (a) the financial statements delivered or to be delivered by Borrower to Lender at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the financial condition of Borrower, and there has been no material adverse change in the financial condition, the operations or any other status of Borrower since the date of the financial statements delivered to Lender most recently prior to the date of this Agreement;

                  (b) (i) the office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's principal place of business and all of Borrower's other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Exhibit B; and (ii) Borrower shall promptly (but in no event less than ten
(10) days prior thereto) advise Lender in writing of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change in the location of Borrower's books, records and accounts (or copies thereof), the opening or closing of any post office box of Borrower or the opening or closing of any bank account;

                  (c) the Collateral, including, without limitation, the Equipment (except any part thereof which Borrower shall have advised Lender in writing consists of Collateral normally used in more than one state) is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on Exhibit B, and at other locations within the continental United States of which Lender has been advised by Borrower in writing;

                  (d) if any of the Collateral consists of Goods of a type normally used in more than one state, whether or not actually so used, (i) Borrower shall immediately give written notice to Lender of any use of any such Goods in any state other than a state in which Borrower has previously advised Lender such Goods shall be used and (ii) such Goods shall not, unless Lender shall otherwise consent in writing, be used outside of the continental United States;

                  (e) except as disclosed on Schedule 10(e) attached hereto and made a part hereof, Borrower has not made, and shall not make, any loans or advances to any Affiliate or other Person except for advances to employees, officers and directors of Borrower for travel and other expenses arising in the ordinary course of Borrower's business and except for loans to employees not to exceed $50,000.00 in the aggregate outstanding at any time;

                  (f) each Account or item of Inventory which Borrower shall, expressly or by implication, request Lender to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "Eligible Account" and "Eligible Inventory" as set forth herein and as otherwise established by Lender from time to time, and Borrower shall promptly notify Lender in writing if any such Eligible Account or Eligible Inventory shall subsequently become ineligible;

                  (g) Borrower is, and shall at all times during the Original Term and any Renewal Term be, the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens;

                  (h) Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder. Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of the organizational documents of Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, except for conflicts with agreements, contracts or other documents which would not have a material adverse effect on its business, property, assets, operations or condition, financial or otherwise, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property (other than Permitted Liens) under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected;

                  (i) there are no actions or proceedings which are pending or to the best of Borrower's knowledge, threatened against Borrower which are, in the determination of Lender made in good faith, reasonably likely to result in any material adverse change in Borrower's business, property, assets, operations or condition, financial or otherwise, and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender;

                  (j) (i) Borrower has obtained and shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a material adverse effect on its business property, assets, operations or condition financial or otherwise; and (ii) Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a material adverse effect on its business, property, assets, operations or condition, financial or otherwise;

                  (k) all written information now, heretofore or hereafter furnished by Borrower to Lender is and shall be true and correct in all material respects as of the date with respect to which such information was or is furnished;

                  (l) Borrower is not conducting, permitting or suffering to be conducted, nor shall it conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Liabilities remain outstanding) be owned by any Affiliate; provided, however, that Borrower may enter into transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Borrower than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate and, in connection therewith, may transfer cash or property to Affiliates for fair value;

                  (m) Borrower's name has always been as set forth on the first page of this Agreement and Borrower uses no tradenames, assumed names, fictitious names or division names in the operation of its business, except as otherwise disclosed in writing to Lender; Borrower shall notify Lender in writing within ten (10) days of the change of its name or the use of any tradenames, assumed names, fictitious names or division names not previously disclosed to Lender in writing;

                  (n) with respect to Borrower's Equipment: (i) except with respect to leased Equipment, Borrower has good and indefeasible and merchantable title to and ownership of all Equipment; (ii) Borrower shall, to the extent required by good business judgment, keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and repairs thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained;
(iii) Borrower shall not permit any such items to become a fixture to real estate unless such real estate is owned by Borrower and is subject to a mortgage in favor of Lender or to become an accession to other personal property not subject to a lien in favor of Lender; and (iv) Borrower, immediately on demand by Lender, shall deliver to Lender any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any of the Equipment;

                  (o) this Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms;

                  (p) Borrower is and shall remain solvent, is and shall be able to pay its debts as they become due, has and shall continue to have capital sufficient to carry on its business, now owns and shall continue to own property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

                  (q) Borrower is not now obligated, nor shall it create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except that Borrower may
(i) borrow money from a Person other than Lender on an unsecured and subordinated basis if a subordination agreement in favor of Lender and in form and substance satisfactory to Lender is executed and delivered to Lender relative thereto; (ii) maintain any present indebtedness to any Person which has been disclosed to Lender in writing and consented to in writing by Lender; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of Borrower's business; (iv) incur purchase money indebtedness or capitalized lease obligations in connection with capital expenditures permitted pursuant to subparagraph 11(q) of this Agreement; and (v) incur operating lease obligations requiring payments not to exceed $250,000.00 in the aggregate during any fiscal year of Borrower;

                  (r) Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

                  (s) except as otherwise disclosed in writing to Lender, Borrower has no Parents, Subsidiaries or other Affiliates or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person;

                  (t) if Borrower is a corporation, limited liability company or partnership, Borrower is duly organized, validly existing and in good standing in its state of organization and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary or, if Borrower is not so qualified, Borrower may cure any such failure without losing any of its rights, incurring any liens or material penalties, or otherwise affecting Lender's rights;

                  (u) Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which would have a material adverse effect on its business, property, assets, operations or condition, financial or otherwise;

                  (v) there are no controversies pending or, to the best of Borrower's knowledge, threatened between Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a material adverse effect on its business, property, assets, operations or condition, financial or otherwise, and Borrower is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a material adverse effect on its business, property, assets, operations or condition, financial or otherwise;

                  (w) Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it, except to the extent that the failure to possess such items would not have a material adverse effect on its business, property, assets, operations or condition, financial or otherwise;

                  (x) (i) Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of the Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder; (ii) there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of the Borrower's knowledge threatened, and Borrower shall immediately notify Lender upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice and take prompt and appropriate actions to respond thereto, with respect to any non-compliance with or violation of the requirements of any Environmental Law by the Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects the Borrower or its business, operations or assets or any properties at which the Borrower has transported, stored or disposed of any Hazardous Materials unless, the foregoing could not reasonably be expected to have a material adverse effect on Borrower's business, property, assets, operations or condition, financial or otherwise; (iii) Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials; and (iv) without limiting the generality of the foregoing, Borrower shall, following the determination by Lender that there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any non-compliance, with any Environmental Law, at Borrower's expense, cause an independent environmental engineer acceptable to Lender to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof; and

                  (y) Borrower has paid and discharged, and shall at all times hereafter promptly pay and discharge all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien against any of its properties or assets and will promptly notify the Lender of (i) the occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("Plan") covering any officers or employees of the Borrower, any benefits of which are, or are required to be, guaranteed by the PBGC; (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; and (iii) its intention to terminate or withdraw from any Plan; provided, that Borrower shall not terminate any Plan or withdraw therefrom if such withdrawal or termination shall result in any liability to Borrower.

                  Borrower represents, warrants and covenants to Lender that all representations and warranties of Borrower contained in this Agreement (whether appearing in paragraphs 10 or 11 hereof or elsewhere) shall be true at the time of Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all of the Liabilities and termination of this Agreement, and shall be remade by Borrower at the time each Loan is made pursuant to this Agreement, provided, that representations and warranties made as of a particular date shall be true and correct as of such date.

                  11. ADDITIONAL COVENANTS OF BORROWER.

                  Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Lender's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

                  (a) Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit B;

                  (b) Borrower agrees to deliver to Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a compliance certificate in the form of Exhibit C hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement: (i) no later than thirty (30) days after each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Borrower, certified by the Chief Financial Officer of Borrower;
(ii) no later than forty-five (45) days after the end of each of the first three quarters of Borrower's fiscal year a balance sheet, operating statement and reconciliation of surplus of Borrower, which quarterly financial statements may be unaudited but shall be certified by the Chief Financial Officer of Borrower;
(iii) no later than ninety (90) days after the end of each of Borrower's fiscal years, audited annual financial statements with an unqualified opinion by independent certified public accountants selected by Borrower and reasonably satisfactory to Lender, which financial statements shall be accompanied by (A) a letter from such accountants acknowledging that they are aware that a primary intent of Borrower in obtaining such financial statements is to influence Lender and that Lender is relying upon such financial statements in connection with the exercise of its rights hereunder, provided, that Borrower shall only be required to use its reasonable efforts in good faith to obtain such letter; and (B) copies of any management letters sent to the Borrower by such accountants; and
(iv) copies of any and all proxy statements, financial statements and reports which Borrower makes available to its stockholders, including without limitation, any filings with the Securities Exchange Commission;

                  (c) Borrower shall promptly advise Lender in writing of any material adverse change in the business, property, assets, operations or condition, financial or otherwise, of Borrower, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default hereunder after notice or lapse of time (or both);

                  (d) Lender, or any Persons designated by it, shall have the right to call at Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as Lender may consider reasonable under the circumstances. Borrower shall furnish to Lender such information relevant to Lender's rights under this Agreement as Lender shall at any time and from time to time request. Borrower authorizes Lender to discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower or with Parent or any Affiliate or the officers, employees or directors of Parent or any Affiliate, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to Lender or to Borrower's independent public accountants. Borrower shall pay to Lender all customary fees and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder, and all of such fees and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder; provided however, that, except with respect to Lender's initial audit, prior to the occurrence of an Event of Default, the maximum amount Borrower shall be required to pay Lender pursuant to this subparagraph 11(d) shall be Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00) per fiscal year of Borrower.

                  (e) Borrower shall:

                  (i) keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrower, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be satisfactory to Lender. Original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the date hereof, delivered to Lender, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Lender, showing loss under such insurance policies payable to Lender. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance company shall give Lender at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of Lender to recover under such policy of insurance in case of loss or damage. In addition, Borrower shall cause to be executed and delivered to Lender an assignment of proceeds of its business interruption insurance policies. Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Lender. Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance, provided, however, that if no Event of Default shall have occurred, Borrower may make, settle and adjust claims involving less than $100,000.00 in the aggregate without Lender's consent; and

                  (ii) maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Lender and original (or certified) copies of such policies have been or shall be, within ninety (90) days after the date hereof, delivered to Lender, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Lender as additional insured thereunder and providing that the insurance company shall give Lender at least thirty (30) days written notice before any such policy shall be altered or cancelled.

If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable upon notice to Borrower. Such insurance, if obtained by Lender, may, but need not, protect Borrower's interests or pay any claim made by or against Borrower with respect to the Collateral. Such insurance may be more expensive than the cost of insurance Borrower may be able to obtain on its own and may be cancelled only upon Borrower providing evidence that it has obtained the insurance as required above. All sums disbursed by Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, shall be payable on demand by Borrower to Lender and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

                  (f) Borrower shall not use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a violation of any applicable Environmental Laws; shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted,; shall permit Lender to examine any of the Collateral at any time and wherever the Collateral may be located; except as otherwise set forth herein, shall not permit the Collateral, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; shall not sell, lease, grant a security interest in or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement; shall not settle or adjust any Account identified by Borrower as an Eligible Account (except for ordinary course discounts, credits or allowances which reduce the availability set forth in Paragraph (1)(a) of Exhibit

         A) or with respect to which the Account Debtor is an Affiliate without the consent of Lender, provided, that following the occurrence of an Event of Default, Borrower shall not settle or adjust any Account without the consent of Lender; and shall not secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations listed on Exhibit B (or such other locations as Borrower shall have notified Lender in writing pursuant to subparagraph 10(c) hereof), except for the removal of Inventory sold in the ordinary course of Borrower's business as permitted herein;

                  (g) all monies and other property obtained by Borrower from Lender pursuant to this Agreement shall be used solely for business purposes of Borrower;

                  (h) Borrower shall, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder;

                  (i) Borrower shall file all required tax returns and pay all of its taxes when due, subject to any extensions granted by the applicable taxing authority, and provided, that if any taxes are subsequently determined to be owing by Borrower which are not the result of fraud or criminal negligence, such additional taxes are paid when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements;
(ii) the contesting of any such payment does not give rise to a lien for taxes;
(iii) Borrower keeps on deposit with Lender (such deposit to be held with interest) or a reserve is maintained against Borrower's availability to borrow money under paragraph (1) of Exhibit A, in either case, in an amount of money which, in the sole judgment of Lender exercised in good faith, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if Borrower fails to prosecute such contest with reasonable diligence, Lender may apply the money so deposited or reserved in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

                  (j) Borrower shall not assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (k) Borrower shall not (i) enter into any merger or consolidation; (ii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business; (iii) purchase the stock or all or substantially all of the assets of any Person or division of such Person; or
(iv) enter into any other transaction outside the ordinary course of Borrower's business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest; provided, that Borrower may (a) issue securities to any Person so long as such issuance of securities does not exceed ten percent (10%) of the Borrower's issued and outstanding capital stock, (b) grant options to employees, (c) adopt a stock option plan, (d) issue securities upon the exercise of outstanding stock options and warrants, and (e) file a registration statement on Form S-8 or Form S-3; provided further, that with respect to each of the foregoing, (x) no Event of Default shall be caused by the issuance of any securities, stock or warrants and (y) no put rights or mandatory dividends are granted in connection with such issuance;

                  (l) Borrower shall not declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if Borrower is a corporation) or on account of any equity interest in Borrower (if Borrower is a partnership, limited liability company or other type of entity);

                  (m) Borrower shall not purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States, obligations insured by the Federal Deposit Insurance Corporation and obligations unconditionally guaranteed by the United States;

                  (n) Borrower shall not amend its organizational documents or change its fiscal year or enter into a new line of business materially different from Borrower's current business, unless (i) such actions would not have an adverse effect on the Borrower's business, property, assets, operations or condition, financial or otherwise, as determined by Lender in its sole discretion, (ii) such actions would not affect the obligations of Borrower to Lender, (iii) such actions would not affect the interpretation of any of the terms of this Agreement or the Other Agreements and (iv) Lender has received ten
(10) days prior written notice of such amendment or change;

                  (o) Borrower's Tangible Net Worth shall not at any time be less than the "Minimum Tangible Net Worth"; Minimum Tangible Net Worth being defined for purposes of this subparagraph as $6,250,000.00 at all times from March 31, 2001 through June 29, 2001. Commencing June 30, 2001 through September 29, 2001, Minimum Tangible Net Worth shall be equal to $6,700,000.00. Thereafter, Minimum Tangible Net Worth shall be equal to, with respect to Measuring Period A, as hereinafter defined, Minimum Tangible Net Worth during the immediately preceding Measuring Period B plus Five Hundred Thousand and No/100 Dollars ($500,000.00) and with respect to Measuring Period B, as hereinafter defined, Minimum Tangible Net Worth shall be equal to the greater of
(1) Borrower's Tangible Net Worth as shown on Borrower's fiscal year end statement for the most recently completed fiscal year less Five Hundred Thousand and No/100 Dollars ($500,000.00) or (2) the Minimum Tangible Net Worth as of the immediately preceding Measuring Period A plus Five Hundred

Thousand and No/100 Dollars ($500,000.00). Measuring Period A shall mean each six (6) month period of September 30th of each year through March 30th of the following year and Measuring Period B shall mean each six (6) month period of March 31st of each year through September 29th of the same year; and "Tangible Net Worth" being defined for purposes of this subparagraph as Borrower's shareholders' equity (including retained earnings) less the book value of all intangible assets as determined solely by Lender on a consistent basis plus the amount of any LIFO reserve plus the amount of any debt subordinated to Lender, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statement dated February 28, 2001 except as set forth herein;

                  (p) Borrower shall reimburse Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by Lender in connection with the (i) documentation and consummation of this transaction, subject to Exhibit A, and any other transactions between Borrower and Lender, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Liabilities; and (iv) administration and enforcement of any of Lender's rights under this Agreement. Borrower shall also pay all normal service charges with respect to all accounts maintained by Borrower with Lender and any additional services requested by Borrower from Lender. All such costs, expenses and charges shall constitute Liabilities hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

                  (q) Borrower shall not purchase or otherwise acquire (including, without limitation, acquisition by way of capitalized lease), or commit to purchase or acquire, any fixed asset if, after giving effect to such purchase or other acquisition, the aggregate cost of all such fixed assets purchased or otherwise acquired would exceed $700,000.00 during any fiscal year of Borrower; and

                  (r) Neither Borrower nor any Affiliate shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of
(i) purchasing any securities underwritten or privately placed by ABN AMRO Securities (USA) Inc. ("AASI"), an affiliate of Lender, (ii) purchasing from AASI any securities in which AASI makes a market, or (iii) refinancing or making payments of principal, interest or dividends on any securities issued by Borrower or any Affiliate, and underwritten, privately placed or dealt in by AASI.

                  12. DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" by Borrower hereunder:

                  (a) the failure of any Obligor to pay when due, declared due, or demanded by Lender, any of the Liabilities;

                  (b) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements; provided that any such failure by Borrower under subparagraphs 10(b)(ii), 10(g) (but only with respect to involuntarily created liens, claims, security interests and encumbrances), 10(j)(i), 10 (v), 10 (w), 10 (x), and 10 (y) of this Agreement shall not constitute an Event of Default hereunder until the fifteenth (15th) day following the occurrence thereof;

                  (c) the failure of any Obligor to perform, keep or observe (after any applicable notice and cure period) any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure might have a material adverse effect on such Obligor's business, property, assets, operations or condition, financial or otherwise;

                  (d) the making or furnishing by any Obligor to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Lender, which is untrue or misleading in any respect;

                  (e) the loss, theft, damage or destruction of any of the Collateral in an amount in excess of $150,000.00 in the aggregate for all such events during any year of the Original Term or any Renewal Term as determined by Lender in its sole discretion, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral;

                  (f) the creation (whether voluntary or involuntary) of, or any attempt to create, any lien or other encumbrance upon any of the Collateral, other than the Permitted Liens, or the making or any attempt to make any levy, seizure or attachment thereof;

                  (g) the commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings;

                  (h) the appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within sixty
(60) days after the commencement of such proceedings;

                  (i) the entry of any judgment or order aggregating in excess of $100,000.00 against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution;

                  (j) the death of any Obligor who is a natural Person, or of any general partner who is a natural Person of any Obligor which is a partnership, or any member who is a natural Person of any Obligor which is a limited liability company or the dissolution of any Obligor which is a partnership, limited liability company or corporation;

                  (k) the occurrence of an event of default under (after any applicable notice and cure period), or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender the payment of all or any of the Liabilities or has granted Lender a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities;

                  (l) the institution in any court of a criminal proceeding against any Obligor, or the indictment of any Obligor for any crime; and

                  (m) any material adverse change in the business, property, assets, operations or condition, financial or otherwise of any Obligor, as determined by Lender in its sole judgment exercised in good faith.

                  13.      REMEDIES UPON AN EVENT OF DEFAULT.

                  (a) Upon the occurrence of an Event of Default described in subparagraph 12(g) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately would become, due and payable.

                  (b) Upon the occurrence and during the continuance of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Borrower's premises without cost to Lender. At Lender's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least five (5) calendar days before such disposition. Any proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.

                  14. INDEMNIFICATION. Borrower agrees to defend (with counsel reasonably satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate or subsidiary of Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this paragraph 14 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

                  15. NOTICE. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Lender shall be sent to it at 135 South LaSalle Street, Chicago, Illinois 60603-4105, and in the case of Borrower shall be sent to it at its principal place of business set forth on the first page of this Agreement or as otherwise directed by Borrower in writing. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

                  16. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION. This Agreement and the Other Agreements are submitted by Borrower to Lender for Lender's acceptance or rejection at Lender's principal place of business as an offer by Borrower to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

                  To induce Lender to accept this Agreement, Borrower irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Borrower hereby irrevocably appoints and designates the Secretary of State of Illinois, whose address is Springfield, Illinois (or any other person having and maintaining a place of business in such state whom Borrower may from time to time hereafter designate upon ten (10) days written notice to Lender and whom Lender has agreed in its sole discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to Lender agreeing to act as such attorney and agent), as Borrower's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Borrower agrees that service of such process upon such person shall constitute personal service of such process upon Borrower. Lender agrees to endeavor to provide a copy of such process to the law firm of English, McCaughan & O'Bryan, P.A. by mail at the address of 100 Northeast Third Avenue, Suite 1100, Fort Lauderdale, Florida 33301 or by facsimile transmission at facsimile number (954) 763-2439. Failure of Lender to provide a copy of such process shall not impair Lender's rights hereunder. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH.

                  17. MODIFICATION AND BENEFIT OF AGREEMENT. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower or such other person who is a party to such Other Agreement and Lender. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, Borrower's rights, titles, interest, remedies, powers or duties hereunder and thereunder. Borrower hereby consents to Lender's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein, including, without limitation, Lender's rights, titles, interest, remedies, powers and/or duties and agrees that it shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition, provided that, until such time as the Loans exceed $40,000,000.00, Lender shall retain at least fifty-one percent (51%) of the Loans unless Lender is purchased, in whole or in part, or the Loans are transferred to an affiliate of Lender.

                  18. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

                  19. POWER OF ATTORNEY. Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

                  20. CONFIDENTIALITY. Borrower and Lender hereby agree and acknowledge that any and all information relating to Borrower which is (i) furnished by Borrower to Lender (or to any affiliate of Lender); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to Borrower may be distributed by Lender or such affiliate to Lender's or such affiliate's directors, officers, employees, attorneys, affiliates, assignees, participants, auditors and regulators, and upon the order of a court or other governmental agency having jurisdiction over Lender or such affiliate, to any other party. Borrower and Lender further agree that this provision shall survive the termination of this Agreement.

                  21. COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

                  22. WAIVER OF JURY TRIAL; OTHER WAIVERS.

                  (a) BORROWER AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

                  (b) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

                  (c) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL, provided that in the event that Lender seeks to enforce its rights hereunder by judicial process or self help, Lender shall provide Borrower with such notices as are required by law.

                  (d) Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrower specifying such suspension or waiver.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

         The Singing Machine Company, Inc.         LaSalle Business Credit, Inc.

         By   John Klecha                          By    Casey Orlowski
             ----------------------------------        ------------------------
         Its  President, Chief Operating Officer   Its   Vice President
              Chief Financial Officer, Treasurer         ----------------------
              and Secretary.
             ----------------------------------

                          EXHIBIT A SPECIAL PROVISIONS
                          ----------------------------

Attached to and made a part of that certain Loan and Security Agreement, as it may be amended in accordance with its terms from time to time, including all exhibits attached thereto (the "Agreement") of even date herewith by and between The Singing Machine Company, Inc. ("Borrower") and LaSalle Business Credit, Inc. ("Lender").


CREDIT TERMS
------------

 (1) LOANS: Subject to the terms and conditions of the Agreement and the Other Agreements, Lender shall, absent the occurrence of an Event of Default, advance an amount up to the sum of the following sublimits (the "Loan Limit"):

         (a) Up to seventy-five percent (75%), or such lesser percentage as determined by Lender in its sole discretion exercised in good faith, of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrower's business) of Borrower's Eligible Accounts; plus

          (b) Subject to subparagraph (3)(a) of this Exhibit A, up to forty percent (40%), or such lesser percentage as determined by Lender in its sole discretion exercised in good faith, of the lower of the cost or market value of Borrower's Eligible Inventory; plus

          (c) Subject to subparagraph (3)(a) of this Exhibit A, up to forty percent (40%), or such lesser percentage as determined by Lender in its sole discretion exercised in good faith, against the face amount of commercial Letters of Credit issued or guaranteed by Lender for the purpose of purchasing Eligible Inventory; provided, that such commercial Letters of Credit are in form and substance satisfactory to Lender; minus

          (d) Such reserves as Lender elects, in its sole discretion exercised in good faith, to establish from time to time, including without limitation, (i) a seasonal dilution reserve in the initial amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) against Borrower's "Eligible Accounts" during the period of September 1st of each calendar year through January 31st of each following calendar year, which shall increase by One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) a week commencing September 8th and continuing on the same day of each week thereafter until said reserve equals One Million Two Hundred Thousand and No/100

                          EXHIBIT A SPECIAL PROVISIONS
                          ----------------------------

Attached to and made a part of that certain Loan and Security Agreement, as it may be amended in accordance with its terms from time to time, including all exhibits attached thereto (the "Agreement") of even date herewith by and between The Singing Machine Company, Inc. ("Borrower") and LaSalle Business Credit, Inc. ("Lender").

                  Dollars ($1,200,000.00); and (ii) to the extent that the ratio of Free on Board sales to domestic sales increases, Lender in its sole discretion may create a reserve to account for the additional dilution;

         provided, that the aggregate amount of advances made pursuant to subparagraphs (b) and (c) above shall in no event exceed Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00); provided, that the availability pursuant to subparagraphs (b) and (c) above shall reduce to zero during the period of December 1st of each calendar year through April 30th of each following calendar year; and

         further provided, that the Loan Limit shall in no event exceed (i) Ten Million and No/100 Dollars ($10,000,000.00) during the period of January 1st through October 31st of each calendar year; (ii) Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) during the month of November of each calendar year; (iii) Five Million and No/100 Dollars ($5,000,000.00) during the month of December of each calendar year; and (iv) zero ($0) during any consecutive ninety (90) day period between December 15th of each year through April 30th of each following year (the "Clean Up Period") as determined by Borrower (the "Maximum Loan Limit"), except as such amount may be increased or, following the occurrence of an Event of Default, decreased by Lender, in its sole discretion, exercised in good faith, from time to time.

 (2) LETTERS OF CREDIT: Subject to the terms and conditions of the Agreement, including Exhibit A, and the Other Agreements, during the Original Term or any Renewal Term, Lender shall, absent the existence of an Event of Default, from time to time cause to be issued and co-sign for or otherwise guarantee, upon Borrower's request, commercial Letters of Credit; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00). Lender's contingent liability under the Letters of Credit shall automatically reduce, dollar for dollar, the amount which Borrower may borrow pursuant to Paragraph (1) hereof. Payments made by Lender to any Person on account of any Letter of Credit shall constitute Loans hereunder. At no time shall the aggregate of direct Loans by Lender to Borrower plus the contingent liability of Lender under the outstanding Letters of Credit be in excess of the lesser of the Loan Limit and the Maximum Loan Limit. Borrower shall remit to Lender a Letter of Credit fee equal

                          EXHIBIT A SPECIAL PROVISIONS
                          ----------------------------

Attached to and made a part of that certain Loan and Security Agreement, as it may be amended in accordance with its terms from time to time, including all exhibits attached thereto (the "Agreement") of even date herewith by and between The Singing Machine Company, Inc. ("Borrower") and LaSalle Business Credit, Inc. ("Lender").

         to one-fourth of one percent (1/4th of 1%) per month on the aggregate undrawn face amount of all Letters of Credit outstanding, which fee shall be payable monthly in arrears on each day that interest is payable hereunder. Borrower shall also pay on demand the normal and customary administrative charges of the issuer of the Letter of Credit for issuance of any Letter of Credit.

(3)      ADDITIONS TO ELIGIBLE INVENTORY CRITERIA:

         Limits on Eligible Inventory: Without limiting Lender's discretion to determine the acceptability of Inventory for lending purposes in accordance with subparagraph 1(e)(v) of the Agreement:

         (a) Specific Category Inventory: With respect to the advance described in subparagraphs (1)(b) and (1)(c) of this Exhibit A, such Inventory shall consist solely of finished goods in the form of karaoke machines.

(4) INTEREST RATE: Each Loan shall bear interest at the rate of one-half of one percent (1/2 of 1%) per annum in excess of LaSalle Bank National Association's publicly announced prime rate (which is not intended to be LaSalle Bank National Association's lowest or most favorable rate in effect at any time) (the "Prime Rate") in effect from time to time, payable on the last business day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate. Upon the occurrence of an Event of Default, each Loan shall bear interest at the rate of two percent (2%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a 360-day year.

                          EXHIBIT A SPECIAL PROVISIONS
                          ----------------------------

Attached to and made a part of that certain Loan and Security Agreement, as it may be amended in accordance with its terms from time to time, including all exhibits attached thereto (the "Agreement") of even date herewith by and between The Singing Machine Company, Inc. ("Borrower") and LaSalle Business Credit, Inc. ("Lender").

(5)      FEES AND CHARGES:

          (a) Facilities Fees: Borrower shall pay to Lender an annual facilities fee equal to one percent (1%) of the Maximum Loan Limit, which fee shall be fully earned by Lender and payable on the date that Lender makes its initial disbursement under the Agreement and on each anniversary of the date of the Agreement during the Original Term and any Renewal Term.

          (b) Documentation Fee: Borrower shall pay to Lender a documentation fee of Ten Thousand and No/100 Dollars ($10,000.00), which fee shall be fully earned by Lender and payable on the date that Lender makes its initial disbursement under the Agreement.

ADDITIONS AND CHANGES TO COVENANTS
----------------------------------

(6) CHECKING ACCOUNT PROVISIONS: Borrower shall maintain its controlled disbursement account with LaSalle Bank National Association and Borrower shall utilize the cash management services of LaSalle Bank National Association. Normal charges shall be assessed thereon.

ADDITIONS AND CHANGES TO DEFAULT PROVISIONS
-------------------------------------------

(7) CHANGE OF MANAGEMENT DEFAULT: In addition to the Events of Default specified in paragraph 12 of the Agreement, it shall be an Event of Default hereunder if Edward Steele and John Klecha shall cease to be the Chief Executive Officer and President, respectively, of Borrower; provided, however, that Borrower shall have seven (7) days from the date such Persons cease to be the Chief Executive Officer and President, respectively, of Borrower to retain an interim replacement Chief Executive Officer or President satisfactory to Lender in its sole discretion before such event shall constitute an Event of Default; further provided, however, that Borrower shall have ninety (90) days from the date such Persons cease to be the Chief Executive Officer and President, respectively, of Borrower to retain a permanent replacement Chief Executive Officer or President satisfactory to Lender in its sole discretion before such event shall constitute an Event of Default.

                          EXHIBIT A SPECIAL PROVISIONS
                          ----------------------------

Attached to and made a part of that certain Loan and Security Agreement, as it may be amended in accordance with its terms from time to time, including all exhibits attached thereto (the "Agreement") of even date herewith by and between The Singing Machine Company, Inc. ("Borrower") and LaSalle Business Credit, Inc. ("Lender").

CONDITIONS TO CLOSING
---------------------

(8) ADDITIONAL CONDITIONS TO CLOSING: Lender shall be under no obligation to consummate the transactions contemplated by the Agreement until each of the conditions listed in this Paragraph (8) has been satisfied. Whenever a condition contained herein requires delivery of an agreement or other document to Lender, each such agreement or other document shall be in form and substance satisfactory to Lender in its sole discretion.

          (a) Landlord's Agreement: Borrower shall cause to be executed in favor of Lender and delivered to Lender a Landlord's Agreement from each lessor of property(ies) set forth on Exhibit B, which Landlord's Agreement shall include a copy of the relevant lease.

          (b) Securities Pledge Agreement Borrower shall execute in favor of Lender and deliver to Lender a Securities Pledge Agreement with respect to the stock of International SMC (HK) Limited and such other documents as Lender shall require.

          (c) Validity Agreements: Borrower shall cause to be executed in favor of Lender and delivered to Lender the Validity Agreements for each of John Klecha and Edward Steele.

          (d) Trademark Security Agreement: Borrower shall execute and deliver to Lender a Trademark Security Agreement.

          (e) Licensor's Consent: Borrower shall cause MTV Networks, a division of Viacom International Inc. to execute and deliver to Lender a Licensor's Consent

          (f) Bailed Equipment Letter: Borrower shall cause International SMC (HK) Limited to execute and deliver to Lender a Bailed Equipment Letter relative to Borrower's Equipment in its possession.

          (g) Warehouseman's Letters: Lender hereby acknowledges that Eligible Inventory is and from time to time may be stored with a bailee, warehouseman, or similar party at the locations set forth in Exhibit B. Relative thereto, Borrower shall cause each such party to execute and deliver to Lender a Warehouseman's Letter.

                          EXHIBIT A SPECIAL PROVISIONS
                          ----------------------------

         Attached to and made a part of that certain Loan and Security Agreement, as it may be amended in accordance with its terms from time to time, including all exhibits attached thereto (the "Agreement") of even date herewith by and between The Singing Machine Company, Inc. ("Borrower") and LaSalle Business Credit, Inc. ("Lender").


          (h) Attorney's Opinion Letter: Borrower shall cause to be executed and delivered to Lender an Attorney's Opinion Letter.

OTHER PROVISIONS
----------------

(11) PERMITTED LIENS: Lender acknowledges that the liens evidenced by the following filed financing statements and any amendments thereto, as said financing statements exist as of ____________, 2001, shall constitute Permitted Liens:

         ---------------------------------------------------------------

         ---------------------------------------------------------------

                  IN WITNESS WHEREOF, this Exhibit A has been executed as of the 26th day of April, 2001.

LASALLE BUSINESS CREDIT, INC.           THE SINGING MACHINE COMPANY, INC.


By   Casey Orlowski                     By  John Klecha
     ------------------------------         ---------------------------
Title: Vice President                   Title: President, Chief Operating
                                               Officer, Chief Financial Officer,
                                               Secretary and Treasurer
  ----------------------------                  -------------------------------

                  EXHIBIT B - BUSINESS AND COLLATERAL LOCATIONS
                  ---------------------------------------------

                  Attached to and made a part of that certain Loan and Security Agreement, as it may be amended in accordance with its terms from time to time, including all exhibits attached thereto (the "Agreement") of even date herewith between THE SINGING MACHINE COMPANY, INC. ("Borrower") and LASALLE BUSINESS CREDIT, INC. ("Lender").

A. Borrower's Business Locations (please indicate which location is the principal place of business and at which locations originals and all copies of Borrower's books, records and accounts are kept).

      1. 6601 Lyons Road Suite A-7 [including Suite A-6 and Suite A-8] Coconut Creek, Florida 33073 [leased location/principal place of business]

B. Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of Borrower. Please indicate the relationship of such location to Borrower (i.e. public warehouse, processor, etc.).

      1.    967 East Sandhill Avenue
            Carson City, California 90746
            [leased location]

      2.    Mirror Tower
            61 Mody Road
            Tsimshatsui East
            Units 2 and 3 of the Lower One Floor
            Kowloon, Hong Kong
            [bailed equipment location of subsidiary]

      3.    c/o El Mar Plastics
            840 Walnut Street
            Carson City, California 90746]
            [public warehouse location]

C.      Bank Accounts of Borrower:

             Bank (with address)        Account Number       Type of Account
             ------------------         -------------        ---------------
         1.  Republic Securities Bank     0323002325       Operating l Account
             7400 West Camino Real Drive
             Boca Raton, Fl 33433


         2.  Republic Securities Bank     0323002323       Payroll Account
             7400 West Camino Real Drive
             Boca Raton, FL 33433

                       EXHIBIT C - Compliance Certificate
                       ----------------------------------

                  Attached to and made a part of that certain Loan and Security Agreement, as it may be amended in accordance with its terms from time to time, including all exhibits attached thereto (the "Agreement") of even date herewith between The Singing Machine Company, Inc. ("Borrower") and LaSalle Business Credit, Inc. ("Lender").

                  This Certificate is submitted pursuant to paragraph 11(b) of the Agreement.

                  The undersigned hereby certifies to Lender that as of the date of this Certificate:

                  1. The undersigned is the __________________________ of the
Borrower.

                  2. There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event or circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

                  3. No material adverse change in the condition, financial or otherwise, business, property, or results of operations of Borrower has occurred since [date of last Compliance Certificate/last financial statements delivered prior to closing], or, if such a change has occurred, a writing attached hereto specifies the nature thereof and the action that Borrower has taken or proposes to take with respect thereto.

                  4. Borrower is in compliance with the representations, warranties and covenants in the Agreement, or, if Borrower is not in compliance with any representations, warranties or covenants in the Agreement, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

                  5. The financial statements of the Borrower being concurrently delivered herewith have been prepared in accordance with generally accepted accounting principles consistently applied and there have been no material changes in accounting policies or financial reporting practices of the Borrower since [date of the last compliance certificate/date of last financial statements delivered prior to closing] or, if any such change has occurred, such changes are set forth in a writing attached hereto.

                  6. Attached hereto is a true and correct calculation of the financial covenants contained in the Agreement.


                                        The Singing Machine Company, Inc.

                                        By      John Klecha
                                           ----------------------------
                                        Its: President, Chief Operating Officer,
                                             Chief Financial Officer
                                             Secretary and Treasurer
                                           ----------------------------

                                 SCHEDULE 10(E)



Promissory note date July 1, 1999, maturing June 28, 2001, in the amount of $55,000 executed by John Klecha in favor of the Borrower.

Promissory note dated July 1, 1999, maturing June 28, 2001, in the amount of $55,000 executed by Edward Steele in favor of the Borrower.